EXHIBIT (i)(2)

CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 133 to the Registration Statement of Eaton Vance Municipals Trust (1933 Act File No. 33-572) of my opinion dated March 10, 2011, which was filed as Exhibit (i) to Post-Effective Amendment No. 129.

   /s/ Timothy P. Walsh
   Timothy P. Walsh, Esq.

November 28, 2011

Boston, Massachusetts